UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2018

NMI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, 12th Floor, Emeryville, CA.
(Address of Principal Executive Offices)

94608
(Zip Code)
(855) 530-6642
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Emerging growth company ☒
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Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2018, NMI Holdings, Inc. (the "Company") announced that Claudia Merkle, age 59, will succeed Bradley Shuster, age 63, as Chief Executive Officer of the Company, effective as of January 1, 2019. Mr. Shuster will continue as Executive Chairman of the Company following Ms. Merkle's succession as Chief Executive Officer. Ms. Merkle will join the Company's Board of Directors upon her promotion, increasing its size to eight members, in each case effective as of January 1, 2019.
Ms. Merkle joined the Company in May 2012 and previously served as President since May 2018, Chief Operating Officer from 2016 to 2018, Executive Vice President and Chief of Insurance Operations from 2013 to 2016, and Senior Vice President of Underwriting Fulfillment and Risk Operations from May 2012 to 2013. There are no family relationships between Ms. Merkle and any of the Company's officers or directors or related party transactions required to be reported pursuant to Item 5.02 of Form 8-K.
A copy of the press release announcing the foregoing appointments is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits
99.1    NMI Holdings, Inc. Press Release dated September 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMI Holdings, Inc.
(Registrant)

Date: September 13, 2018	By:	/s/ Nicole C. Sanchez
Nicole C. Sanchez
VP, Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	NMI Holdings, Inc. Press Release dated September 13, 2018

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